UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012 (October 9, 2012)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On October 9, 2012, BankUnited, Inc., a Delaware corporation (the “Company”), delivered to Randy Melby, Senior Executive Vice President, Chief Risk Officer at BankUnited, National Association, a retention letter (the “Letter”), dated October, 9, 2012, previously approved by the Compensation Committee of the Board of Directors of the Company.  Pursuant to the Letter, the Company will provide Mr. Melby a retention bonus to be paid in the event the Company experiences a change in control, consisting of a lump sum payment, in an amount equal to one year of Mr. Melby’s base salary (as in effect immediately prior to a change in control), on the date that is six months following completion of a change in control.  The Letter also provides that Mr. Melby’s receipt of such retention bonus is subject to continued employment with the Company, except as set forth therein.

The foregoing description of the Letter is qualified in its entirety by reference to the Letter attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Retention Letter to Randy Melby, dated October 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2012	BANKUNITED, INC.

/s/ Douglas J. Pauls
	Name:	Douglas J. Pauls
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Retention Letter to Randy Melby, dated October 9, 2012